EXHIBIT 23.1


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-82144 and No. 33-62663 on Form S-8 and Registration Statements No. 33-62661, No. 333-15047, No. 333-31069 and No. 333-40723 on Form S-3 of
Pre-Paid Legal Services, Inc. of our report dated February 12, 1998 appearing in this Annual Report on Form 10-K of Pre-Paid Legal Services, Inc. for the year ended December 31, 1997.





Deloitte & Touche LLP
Tulsa, Oklahoma


February 17, 1998